                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION

[Paragraph 40. 501] Information Required in Information Statement

REG. SECTION 240.14c-101.

                            SCHEDULE 14C INFORMATION

     Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]     Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]     Definitive Information Statement

                           VALOR INVESTMENT FUND, INC.
--------------------------------------------------------------------------------
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[x]      No fee required

[ ]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

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         (2)      Aggregate number of securities to which transaction applies:

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         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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         (4)      Proposed maximum aggregate value of transaction:

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         (5)      Total fee paid:

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SEC 733A (2-99) POTENTIAL PERSONS WHO ARE TO RESPOND TO THE COLLECTION OF
                INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

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         (2)      Form, Schedule or Registration Statement No.:

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         (3)      Filing Party:

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         (4)      Date Filed:

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

                          VALOR INVESTMENT FUND, INC.
                           2290 FIRST NATIONAL BLDG.
                            DETROIT, MICHIGAN 48226

                             ---------------------

                             INFORMATION STATEMENT

                             ---------------------

                                  INTRODUCTION

     This Information Statement is being furnished on or about May 20, 2005 to the holders of record of shares of beneficial interest of Valor Investment Fund, Inc. (the "Fund") as of the close of business on May 12, 2005 (the "Record Date"). As of the Record Date, 883,525 shares of beneficial interest of the Fund were issued and outstanding.

     The Board of Directors of the Fund (the "Board") has unanimously approved, and William B. Klinsky, the Constance S. Klinsky Trust, and Ernest J. Schwartz and Edith Schwartz, Richard M. Klinsky, Steven Klinsky and Mark B. Schwartz (collectively, the "Majority Shareholder"), representing the holder of a majority of the shares of beneficial interest of the Company (holding 814,374 shares of beneficial interest of the Fund, or 92.17% of the outstanding shares of beneficial interest of the Fund, as of the Record Date), have consented in writing to, the liquidation and dissolution of the Fund. Such approval by the Board and consent by a majority of the shareholders is sufficient under the Fund's Articles of Incorporation (the "Articles of Incorporation"), to authorize the liquidation and dissolution of the Fund. No proxies will be solicited in connection with the liquidation and dissolution of the Fund.

     The Board also unanimously approved, and the Majority Shareholder has consented in writing to, the Plan of Liquidation (the "Plan"), a copy of which is attached as Exhibit A to this Information Statement. The Plan will govern the liquidation and dissolution of the Fund. Under the Plan, the Fund's assets will be liquidated at market prices and on such terms and conditions as the Board determines to be reasonable and in the best interests of the Fund and its shareholders in light of the circumstances in which they are sold. After satisfactory resolution of any claims pending against the Fund and the payment of, or provision for, all of the Fund's expenses, the Fund's remaining assets will be distributed to Fund shareholders on a pro rata basis in liquidation of the Fund. As of the date of this Information Statement, there are no claims pending against the Fund. It is expected that the liquidating distribution to Fund shareholders will be made in cash on or about July 25, 2005. Under the Plan, the Fund will bear all of the expenses incurred by the Fund in connection with the liquidation and dissolution of the Fund.

     This Information Statement is being furnished to Fund shareholders to provide them with certain information concerning the liquidation and dissolution of the Fund in accordance with the requirements of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation 14C.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         INFORMATION ABOUT THE LIQUIDATION AND DISSOLUTION OF THE FUND

INFORMATION ABOUT THE FUND; REASONS FOR THE LIQUIDATION AND DISSOLUTION OF THE FUND

     The Fund is a Michigan corporation which has operated as a closed-end management investment company registered under the Investment Company Act. The Fund's investment portfolio has consisted primarily of debt obligations issued by states, counties, cities and their political subdivisions or agencies, the interest on which is exempt from federal income tax in the opinion of bond counsel to the issuer.

     Due to rising expenses and certain other considerations, the Board, in its business judgment, has determined that it is advisable and in the best interests of the Fund and its shareholders to liquidate and dissolve the Fund. On April 27, 2005, the Board, including all of the Directors who are not "interested persons" (as that term is defined in the Investment Company Act) of the Fund,
(a) approved the liquidation and dissolution of the Fund, (b) considered and adopted the Plan as the method of liquidating and dissolving the Fund, and (c) directed that the Plan be submitted to the Majority Shareholder in order to obtain the written consent required for the liquidation and dissolution of the Fund. The Majority Shareholder, as the record and beneficial owner of 814,374 shares of beneficial interest of the Fund as of the Record Date (approximately 92.17% of the outstanding shares of beneficial interest of the Fund), has consented in writing to the liquidation and dissolution of the Fund. Such approval by the Board and consent by the Majority Shareholder as a holders of a majority of the outstanding voting shares of the Fund is sufficient under the Articles of Incorporation to authorize the liquidation and dissolution of the Fund. No proxies will be solicited in connection with the liquidation and dissolution of the Fund.

     Under the Plan, the Fund's assets will be liquidated at market prices and on such terms and conditions as the Board determines to be reasonable and in the best interests of the Fund and its shareholders in light of the circumstances in which they are sold. After satisfactory resolution of any claims pending against the Fund and the payment of, or provision for, all of the Fund's expenses, the Fund's remaining assets will be distributed to Fund shareholders on a pro rata basis in liquidation of the Fund. As of the date of this Information Statement, there are no claims pending against the Fund. It is expected that the liquidating distribution to Fund shareholders will be made in cash on or about July 25, 2005. Under the Plan, the Fund will bear all of the expenses incurred by the Fund in connection with the liquidation and dissolution of the Fund.

SUMMARY OF PLAN OF LIQUIDATION

     The Board has approved the Plan, which is summarized below. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Plan, which is attached hereto as Exhibit A. Shareholders are urged to read the Plan in its entirety.

EFFECTIVE DATE OF THE PLAN AND CESSATION OF THE FUND'S ACTIVITIES AS AN INVESTMENT COMPANY.

     Under the Articles of Incorporation and the Plan, the Plan will become effective without a meeting of Fund shareholders, upon the written consent by the holders of not less than a majority of the outstanding shares of the Fund. The date of such adoption and approval of the Plan by written consent was May 12, 2005, and will become effective on the 21st day following the filing of this Information Statement and is referred to in this Information Statement as the "Effective Date." After the Effective Date, the Fund will cease to carry on business as an investment company except for the purpose of winding up its affairs, and the Directors and officers of the Fund will proceed to wind up the affairs of the Fund. These winding up activities will include paying, satisfying, and discharging any existing debts and obligations of the Fund and collecting and distributing the Fund's assets. As soon as is reasonable and practicable after the Effective Date, or as soon thereafter as practicable depending on market conditions and consistent with the terms of the Plan, the Fund will engage in such transactions as may be necessary or appropriate to effect the complete liquidation of the Fund, including selling the Fund's portfolio securities in exchange for the fair market value thereof in U.S. cash or U.S. cash equivalents or rolling the Fund's portfolio's securities over into U.S. cash or U.S. cash equivalents at maturity (see Sections 1, 3 and 4 of the Plan, attached hereto as Exhibit A).

PAYMENTS OF DEBTS; EXPENSES OF THE LIQUIDATION AND DISSOLUTION.

     As soon as practicable after the Effective Date, the Fund will determine and will pay, or set aside in U.S. cash or U.S. cash equivalents or otherwise provide for, the amount of all known or reasonably ascertainable liabilities of the Fund incurred or expected to be incurred prior to the date of the final liquidating distribution described below. The Fund will bear all of the expenses incurred by the Fund in carrying out the Plan including, all printing, legal, accounting, custodian, and transfer agency fees, and the expenses of any reports to or meeting of shareholders, whether or not the liquidation contemplated by the Plan is effected.

LIQUIDATION DISTRIBUTION.

     As soon as practicable after the payment or adequate provision for the payment of all of the Fund's liabilities, and upon receipt of such releases, indemnities, and refunding agreements, as they deem necessary for their protection, the Board or Fund officers may distribute the remaining assets of the Fund, in cash, among the shareholders according to their respective rights as described below. In accordance with Section 331 of the Internal Revenue Code of 1986, as amended (the "Code"), the distribution of the Fund's net assets is expected to be made in complete and full payment in exchange for of all of the Fund's outstanding shares of beneficial interest. The distribution of the Fund's net assets is expected to consist of cash representing substantially all the assets of the Fund, less an estimated amount necessary to discharge any (a) unpaid liabilities and obligations of the Fund on the date of such distribution, and (b) liabilities as the Board or Fund officers will reasonably deem to exist against the assets of the Fund. Each Fund shareholder will receive a liquidating distribution equal to the shareholder's proportionate interest in the net assets of the Fund.

CONTINUED OPERATION OF THE FUND.

     The Board will have the authority to authorize such non-material variations from or non-material amendments of the provisions of the Plan (other than the terms of the liquidating distribution) at any time without shareholder approval, if the Board determines that such action would be advisable and in the best interests of the Fund and its shareholders, as may be necessary or appropriate to effect the gathering together of Fund assets, the liquidation of the Fund's portfolio securities, the distribution of the Fund's net assets to shareholders, and the dissolution of the Fund in accordance with the Articles of Incorporation, the laws of the State of Michigan and the purposes to be accomplished by the Plan. If any variation or amendment appears necessary and in the judgment of the Board will materially and adversely affect the interests of the Fund's shareholders, such variation or amendment will be submitted to the Fund's shareholders for approval. In addition, the Board may abandon this Plan, without shareholder approval, if it determines that abandonment would be advisable and in the best interests of the Fund and its shareholders (see Sections 8 and 10 of the Plan). It is expected that the liquidating distribution to Fund shareholders will be made in cash on or about July 25, 2005.

GENERAL INCOME TAX CONSEQUENCES

     United States Federal Income Tax Consequences. The following is only a general summary of the United States Federal income tax consequences of the Plan. Shareholders should consult with their own tax advisers for advice regarding the application of current United States Federal income tax law to their particular situation and with respect to state, local and other tax consequences of the Plan.

     The liquidating distributions received by a shareholder will be treated for Federal income tax purposes as full payment in exchange for the shareholder's shares. Thus, a shareholder who is a United States resident or citizen will be taxed only to the extent the amount of the distribution exceeds his or her basis in such shares; if the amount received is less than his or her basis, the shareholder will realize a loss. The shareholder's gain or loss will be a capital gain or capital loss if such shares are held as capital assets.

     Corporate shareholders should note that there is no preferential Federal income tax rate applicable to capital gains for corporations under the Code. Accordingly, all income recognized by a corporate shareholder pursuant to the liquidation of the Fund will be subject to tax at the same Federal income tax rate.

     Under certain provisions of the Code, some shareholders may be subject to a 28% withholding tax on the liquidating distribution ("backup withholding"). Generally, shareholders subject to backup withholding will be those for whom no taxpayer identification number is on file with the Fund or who, to the Fund's knowledge, have furnished an incorrect number.

IMPACT OF THE PLAN ON THE FUND'S STATUS UNDER THE INVESTMENT COMPANY ACT

     After the Effective Date, the Fund will carry on no business as an investment company except for the purpose of winding up its affairs. As soon as practicable after the final liquidating distribution to Fund shareholders, the Fund will apply for deregistration under the Investment Company Act. It is expected that the Securities and Exchange Commission will issue an order approving the deregistration of the Fund if the Fund is no longer doing business as an investment company. Accordingly, the Plan provides for the eventual cessation of the Fund's activities as an investment company and its deregistration under the Investment Company Act (see Section 11 of the Plan). Until the Fund's withdrawal as an investment company becomes effective, the Fund will continue to be subject to, and will comply with, the Investment Company Act.

PROCEDURE FOR LIQUIDATION AND DISSOLUTION OF THE FUND

     On the Effective Date, the Fund will mail notice to its known creditors at their addresses as shown on the Fund's records. As soon as practicable after the Effective Date, the Fund will determine and will pay, or set aside in U.S. cash or U.S. cash equivalents or otherwise provide for, the amount of all known or reasonably ascertainable liabilities of the Fund incurred or expected to be incurred prior to the date of the liquidating distribution described above. As soon as practicable after the liquidation and distribution of the Fund's assets, the Fund will take such steps as necessary to dissolve the Fund under Michigan law. (See Sections 2, 5 and 11 of the Plan).

APPRAISAL RIGHTS

     Fund shareholders will not be entitled to appraisal rights under the Articles of Incorporation or the laws of the State of Michigan in connection with the consummation of the transactions contemplated by the Plan (see Section 12 of the Plan).

CONCLUSION

     The Board has concluded that the proposed Plan is advisable and in the best interests of the Fund and its shareholders.

OWNERSHIP OF SHARES OF BENEFICIAL INTEREST

     As of the Record Date, the Majority Shareholder was the beneficial owner of 814,374 shares of beneficial interest of the Fund or approximately 92.17% of the outstanding shares of beneficial interest of the Fund. The following table sets forth information concerning the ownership of the Fund's shares for each person beneficially owning more than 5% of the shares, for each director of the Fund and for all officers and directors as a group.

                                                                               OWNED AT         PERCENT
TITLE OF CLASS                   NAME AND ADDRESS OF BENEFICIAL OWNER       MAY 12, 2005(1)     OF CLASS
--------------                   ------------------------------------       ---------------     --------
Common Stock...................  William B. Klinsky(2)                          167,918           19.0%
                                 4531 Bocaire Boulevard
                                 Boca Raton, Florida 33487
Common Stock...................  Constance S. Klinsky Trust(3)                  168,355           19.1%
                                 (same address as above)
Common Stock...................  Richard M. Klinsky(4)                           47,957            5.4%
                                 8320 Butterfield Lane
                                 Boca Raton, Florida 33433
Common Stock...................  Steven Klinsky(4)                               47,957            5.4%
                                 767 5th Ave., 44th Floor
                                 New York, New York 10153
Common Stock...................  Ernest J. Schwartz(2) and                      332,187           37.6%
                                 Edith Schwartz, his wife
                                 8508 E. Senda Dr.
                                 Scottsdale, Arizona 85255
Common Stock...................  Mark B. Schwartz(5)                             50,000            5.7%
                                 2580 Bradway Blvd.
                                 Bloomfield Hills, Michigan 48301
Common Stock...................  Jeffrey M. Herr                                 50,000            5.7%
                                 1130 Lakeshore Drive
                                 Chicago, Illinois 60611
Common Stock...................  William L. Jiler(2)                                  0             --
                                 4132 Bocaire Boulevard
                                 Boca Raton, Florida 33487

                                                                                AMOUNT
                                                                             BENEFICIALLY
                                                                               OWNED AT         PERCENT
TITLE OF CLASS                   NAME AND ADDRESS OF BENEFICIAL OWNER       MAY 12, 2005(1)     OF CLASS
--------------                   ------------------------------------       ---------------     --------
Common Stock...................  Walter Sloane(2)                                     0             --
                                 4156 Bocaire Boulevard
                                 Boca Raton, Florida 33487
Common Stock...................  All Officers, and Directors as a Group
                                 (4 Persons)                                    668,460           75.7%

---------------

(1) Named shareholders have sole voting power and sole investment power.

(2) Director

(3) Mrs. Constance Klinsky passed away in May, 1996. Mr. William B. Klinsky, as trustee of the Constance S. Klinsky Trust, has voting power over the shares held by the trust.

(4) William B. Klinsky is the father of Richard and Steven Klinsky.

(5) Ernest J. Schwartz is the father of Mark Schwartz.

SHAREHOLDER REPORT DELIVERY

     The Fund will furnish, without charge, a copy of its most recent annual report or semi-annual report to any Fund shareholder upon request. Such requests should be directed by mail to Valor Investment Fund, Inc. 2290 First National Building, Detroit, MI 48226, or by telephone to 1-313-465-7380.

                                                                       EXHIBIT A

                          VALOR INVESTMENT FUND, INC.

                              PLAN OF LIQUIDATION

     The following Plan of Liquidation (the "Plan") of Valor Investment Fund, Inc. (the "Fund"), a Michigan corporation, which has operated as closed-end management investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), is intended to accomplish the complete liquidation and dissolution of the Fund in conformity with the provisions of the Fund's Articles of Incorporation (the "Articles of Incorporation") and the requirements of Michigan law and the Internal Revenue Code of 1986, as amended (the "Code").

     WHEREAS, at a meeting of the Fund's Board of Directors (the "Board") held on April 27, 2005, the Board, in its judgment, (a) deemed that it is advisable and in the best interests of the Fund and its shareholders to liquidate and dissolve the Fund, (b) considered and adopted the Plan as the method of liquidating and dissolving the Fund, and (c) directed that the Plan be submitted to the Fund's shareholders to obtain the required written consent in accordance with Section 1 of the Plan;

     NOW, THEREFORE, the liquidation and dissolution of the Fund will be carried out in the manner hereinafter set forth:

     1. Effective Date of Plan. The Plan will become effective without a meeting of Fund shareholders, upon the written consent by the holders of not less than a majority of the outstanding shares of the Fund or such later date as such holders may designate (the "Effective Date").

     2. Notice to Creditors. Upon approval of the Plan, the Fund will mail notice to its known creditors at their addresses as shown on the Fund's records.

     3. Cessation of Business. After the Effective Date, the Fund will carry on no business as an investment company except for the purpose of winding up its affairs, and the Directors and officers of the Fund will proceed to wind up the affairs of the Fund. These winding up activities will include paying, satisfying, and discharging any existing debts and obligations of the Fund and collecting and distributing the Fund's assets.

     4. Liquidation of Assets. As soon as is reasonable and practicable after the Effective Date, or as soon thereafter as practicable depending on market conditions and consistent with the terms of the Plan, the Fund may engage in such transactions as may be necessary or appropriate to effect the complete liquidation of the Fund, including selling the Fund's portfolio securities in exchange for the fair market value thereof in U.S. cash or U.S. cash equivalents or rolling the Fund's portfolio securities over into U.S. cash or U.S. cash equivalents at maturity.

     5. Payments of Debts. Subject to Section 7 of the Plan, as soon as practicable after the Effective Date, the Fund will determine and will pay, or set aside in U.S. cash or U.S. cash equivalents or otherwise provide for, the amount of all known or reasonably ascertainable liabilities of the Fund incurred or expected to be incurred prior to the date of the liquidating distribution described below in Section 6.

     6. Liquidating Distribution. As soon as practicable after the payment or adequate provision for the payment of all of the Fund's liabilities as described in Section 5 of the Plan and upon receipt of such releases, indemnities, and refunding agreements, as they deem necessary for their protection but in no event earlier than twenty (20) days after the filing of a Definitive Information Statement with the Securities and Exchange Commission (the "SEC") pursuant to Regulation 14C under the Securities Exchange Act of 1934 relating to the liquidation and dissolution of the Fund, the Board or officers of the Fund may distribute the remaining Fund property, in cash or in kind or partly in each, among the shareholders according to their respective rights as described below in this Section 6. In accordance with Section 331 of the Code, the distribution of the Fund's assets will be made in complete cancellation of all of the Fund's outstanding shares of beneficial interest. The distribution of the Fund's assets is expected to consist of cash representing all the assets of the Fund, less an estimated amount necessary to discharge any (a) unpaid liabilities and obligations of the Fund on the Fund's books on the date of such distribution, and (b) liabilities as the Board or officers of the Fund will reasonably deem to exist against the assets of the Fund. Each Fund shareholder will receive a liquidating distribution equal to the shareholder's proportionate interest in the net assets of the Fund.

     7. Expenses of the Liquidation and Dissolution. The Fund will bear all of the expenses incurred by the Fund in carrying out the Plan including, but not limited to, all printing, legal, accounting, custodian, and transfer agency fees, and the expenses of any reports to or meeting of shareholders, whether or not the liquidation contemplated by the Plan is effected.

     8. Power of the Board and Fund Officers. The Board and, subject to the direction of the Board, the Fund's officers will have authority to do or authorize any or all acts and things as provided for in the Plan and any and all such further acts and things as they may consider necessary or appropriate to carry out the purposes of the Plan, including, without limitation, the preparation, execution, attestation, and filing of all certificates, documents, information returns, tax returns, forms, and other papers which may be necessary or appropriate to implement the Plan or which may be required by the provisions of the Articles of Incorporation, the 1940 Act, the Code, or any other applicable laws. Subject to Section 9 of the Plan, implementation of the Plan will be under the direction of the Board and the officers of the Fund, who will have full authority to carry out the provisions of the Plan or such other actions as they deem appropriate without further shareholder action. The death, resignation or other disability of any director or any officer of the Fund will not impair the authority of the surviving or remaining directors or officers to exercise any of the powers provided for in the Plan.

     9. Amendment or Abandonment of Plan. The Board will have the authority to authorize such non-material variations from, or non-material amendments to, the provisions of the Plan (other than the terms of the liquidating distributions described in Section 6 hereof) at any time without shareholder approval, if the Board determines that such action would be advisable and in the best interests of the Fund and its shareholders, as may be necessary or appropriate to effect the gathering together of Fund assets, the liquidation of the Fund's portfolio securities, the distribution of the Fund's net assets to shareholders, and the dissolution of the Fund in accordance with the Articles of Incorporation, the laws of the State of Michigan and the purposes to be accomplished by the Plan. If any variation or amendment appears necessary and in the judgment of the Board will materially and adversely affect the interests of the Fund's shareholders, such variation or amendment will be submitted to the Fund's shareholders for approval. In addition, the Board may abandon this Plan, without shareholder approval, if it determines that abandonment would be advisable and in the best interests of the Fund and its shareholders.

     10. De-Registration Under the 1940 Act. As soon as practicable after the liquidation and distribution of the Fund's assets, the Fund will prepare and file a Form N-8F with the SEC in order to de-register the Fund under the 1940 Act.

     11. Dissolution. As soon as practicable after the liquidation and distribution of the Fund's assets, the Fund will take such steps as necessary to dissolve the Fund under Michigan law.

     12. Appraisal Rights. Shareholders will not be entitled to appraisal rights under the Articles of Incorporation or the laws of the State of Michigan in connection with the consummation of the transactions contemplated by the Plan.